UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2007

BEACON POWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31973 (Commission File Number)	04-3372365 (IRS Employer Identification No.)
234 Ballardvale Street Wilmington, Massachusetts 01887 (Address of Principal Executive Offices) (Zip Code)
(978) 694-9121 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2007 Beacon Power Corporation entered into Employment Agreements, stock Option Agreements, and Restricted Stock Unit and Option Agreements with its Chief Executive Officer F. William Capp, its Chief Financial Officer, James M. Spiezio and its Chief Technical Officer, Matthew L. Lazarewicz.

The full text of each of the agreements is set forth in the exhibits filed herewith, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
	10.1	Employment Agreement between the Company and F. William Capp
	10.2	Employment Agreement between the Company and James M. Spiezio
	10.3	Employment Agreement between the Company and Matthew L. Lazarewicz
	10.4	Option Agreement between the Company and F. William Capp
	10.5	Option Agreement between the Company and James M. Spiezio
	10.6	Option Agreement between the Company and Matthew L. Lazarewicz

10.7	Restricted Stock Unit and Option Agreement between the Company and F. William Capp
10.8	Restricted Stock Unit and Option Agreement between the Company and James M. Spiezio
10.9	Restricted Stock Unit and Option Agreement between the Company and Matthew L Lazarewicz

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated:	March 7, 2007	By: /s/ James M. Spiezio

James M. Spiezio

Chief Financial Officer

EXHIBIT INDEX

Exhibit

No.	Description
10.1	Employment Agreement between the Company and F. William Capp
10.2	Employment Agreement between the Company and James M. Spiezio
10.3	Employment Agreement between the Company and Matthew L. Lazarewicz
10.4	Option Agreement between the Company and F. William Capp
10.5	Option agreement between the Company and James M. Spiezio
10.6	Option Agreement between the Company and Matthew L. Lazarewicz
10.7	Restricted Stock Unit and Option Agreement between the Company and F. William Capp

10.8	Restricted Stock Unit and Option Agreement between the Company and James M. Spiezio
10.9	Restricted Stock Unit and Option Agreement between the Company and Matthew L Lazarewicz

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